[Option Awards]

THE SIRIUSPOINT LTD.
2013 OMNIBUS INCENTIVE PLAN
EMPLOYEE SHARE OPTION
AWARD NOTICE
Sid Sankaran
You have been granted a number of Options as set forth below of SiriusPoint Ltd. (the “Company”) pursuant to the terms and conditions of the SiriusPoint Ltd. 2013 Omnibus Incentive Plan (the “Plan”) and the Employee Share Option Agreement (together with this Award Notice, the “Agreement”). The Employee Share Option Agreement is attached hereto, and a copy of the Plan is publicly available or will be provided on request. Capitalized terms not defined herein shall have the meanings specified in the Plan or the Agreement.

Options:	You have been awarded Options to purchase 400,000 common shares of the Company, par value US$0.10 per share, subject to adjustment as provided in Section 6 of the Employee Share Option Agreement.
Exercise Price per Share:	$15.00
Grant Date:	February 26, 2021
Special Provisions:	This terms of the Agreement shall be deemed to incorporate the terms relating to vesting and exercisability set forth in your Amended and Restated Employment Agreement with the Company, dated as of February 15, 2021, which shall supersede the terms of this Agreement to the extent inconsistent therewith.
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SIRIUSPOINT LTD.
    /s/ Daniel V. Malloy

by
     Name: Daniel V. Malloy
     Title: Chief Executive Officer

Acknowledgment, Acceptance and Agreement:

By signing below and returning this Award Notice to SiriusPoint Ltd., I hereby acknowledge receipt of the Agreement and the Plan, accept the Options granted to me and agree to be bound by the terms and conditions of this Award Notice, the Agreement and the Plan.

/s/ Siddhartha Sankaran
__________________________
Name: Siddhartha Sankaran

3/8/2021
__________________________
Date

[Signature Page to Employee Share Option Agreement]

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[Signature Page to Sid Sankaran Employment Agreement]
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EMPLOYEE SHARE OPTION AGREEMENT
EMPLOYEE SHARE OPTION AGREEMENT (the “Agreement”) dated as of the Grant Date set forth in the Notice of Grant (as defined below), by and between SiriusPoint Ltd., a Bermuda exempted company (the “Company”), and the employee whose name appears in the Notice of Grant (the “Participant”), pursuant to the SiriusPoint Ltd. 2013 Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”). Capitalized terms that are not defined herein shall have the meanings given to such terms in the Plan. Reference is made to that certain Agreement and Plan of Merger, dated as of August 6, 2020, among Sirius International Insurance Group, Ltd., a Bermuda exempted company limited by shares, the Company and Yoga Merger Sub Limited, a Bermuda exempted company limited by shares and a wholly owned subsidiary of Parent (the “Merger Agreement”).
1.Grant of Options. The Company hereby evidences and confirms its grant to the Participant, effective as of the Grant Date, of the number of Options to purchase common shares of the Company (the “Options”) specified in the SiriusPoint Ltd. 2013 Omnibus Incentive Plan Employee Share Option Award Notice delivered by the Company to the Participant (the “Notice of Grant”). The Options granted hereunder are not intended to be “incentive stock options” within the meaning of Section 422 of the Code. This Agreement is subordinate to, and the terms and conditions of the Options granted hereunder are subject to, the terms and conditions of the Plan, which are incorporated by reference herein. If there is any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern. The Options shall be considered a Service Award under the Plan.
2.Vesting of Options.
(a)Vesting. Except as otherwise provided in this Section 2, the Options shall become vested, if at all, in five equal installments on each of the first through fifth anniversaries of the grant date set forth in the Notice of Grant (the “Grant Date”), subject to the Participant’s continued provision of Services to the Company or any Subsidiary thereof through such date. The period over which the Options vest is referred to as the “Vesting Period.”
(b)Termination of Services. Subject to the terms of any employment or Services agreement that the Participant may have with the Company or any of its Subsidiaries, if, at any time during the Vesting Period, the Participant’s Services to the Company terminate (whether initiated by the Participant or by the Company), all Options which are unvested as of the date of termination shall automatically terminate and be forfeited without payment, and the Participant shall have 90 days (180 in the case of death or Disability) following the date of termination to exercise vested Options.

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(c)Committee Discretion. Notwithstanding anything contained in this Agreement to the contrary, the Committee, in its sole discretion, may accelerate the vesting with respect to any Options under this Agreement, at such times and upon such terms and conditions as the Committee shall determine.
(d)No Other Accelerated Vesting. The vesting and exercisability provisions set forth in Section 2 or expressly set forth in the Plan, shall be the exclusive vesting and exercisability provisions applicable to Options and shall supersede any other provisions relating to vesting and exercisability, unless such other provision expressly refers to the Plan by name and this Agreement by name and date..
3.Normal Expiration Date. Unless the Options earlier terminate in accordance with Section 2, the Options shall terminate on the tenth anniversary of the Grant Date (the “Normal Expiration Date”). Options that have become exercisable pursuant to Section 2 may be exercised, subject to the provisions of this Agreement and the Plan, at any time and from time to time until the earlier of the date on which the Options terminate pursuant to Section 2 and the Normal Expiration Date.
4.Securities Law Compliance. Notwithstanding any other provision of this Agreement, the Participant may not sell the Shares acquired on exercise of the Options unless such Shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), or, if such Shares are not then so registered, such sale would be exempt from the registration requirements of the Securities Act. The sale of such Shares must also comply with other applicable laws and regulations governing the Shares, and Participant may not sell the Shares if the Company determines that such sale would not be in material compliance with such laws and regulations.
5.Participant’s Rights with Respect to the Options and Underlying Shares.
(a)Restrictions on Transferability. The Options granted hereby are not assignable or transferable, in whole or in part, and may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Participant upon the Participant’s death.
(b)Rights as Shareholder; Dividends. The Participant shall not be treated as the record owner of the Shares underlying the Options until the underlying Shares are delivered in settlement thereof, at which time the Participant shall be entitled to all of the rights of a shareholder of the Company including, without limitation, the right to vote such shares and receive all dividends or other distributions paid with respect to such shares.
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6.Adjustment in Capitalization. The number, class, exercise price or other terms of any outstanding Options shall be adjusted by the Board to reflect any extraordinary dividend, shares dividend, shares split or share combination or any recapitalization, business combination, merger, consolidation, spin-off, exchange of shares, liquidation or dissolution of the Company or other similar transaction affecting the Shares in such manner as it determines in its sole discretion.
7.Miscellaneous.
(a)Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.
(b)No Right to Continued Services. Nothing in the Plan or this Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate the Participant’s Services at any time, or confer upon the Participant any right to continue in the Services of the Company or any of its Subsidiaries.
(c)Interpretation. The Committee shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and this Award. Any determination or interpretation by the Committee under or pursuant to the Plan or this Award shall be final and binding and conclusive on all persons affected hereby.
(d)Tax Withholding. The Company and its Subsidiaries shall have the right to deduct from all amounts paid to the Participant in cash (whether under the Plan or otherwise) any amount of taxes required by law to be withheld in respect of the Options or the underlying Shares under the Plan as may be necessary in the opinion of the Company to satisfy tax withholding required under the laws of any country, state, city or other jurisdiction, including but not limited to income taxes, capital gains taxes, transfer taxes, and social security contributions that are required by law to be withheld. The Company may require the recipient of the Shares upon exercise of settlement of the Options to remit to the Company an amount in cash sufficient to satisfy the amount of taxes required to be withheld as a condition to the issuance of Shares deliverable to the Participant upon such exercise. The Committee may, in its discretion, require the Participant, or permit the Participant to elect, subject to such conditions as the Committee shall impose, to meet such obligations by having the Company sell the
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least number of whole Shares having a Fair Market Value sufficient to satisfy all or part of the amount required to be withheld. The Company may defer delivery of the Shares until such requirements are satisfied.
(e)Forfeiture, Cancellation and “Clawback” of Awards. The Participant shall forfeit and disgorge to the Company any Options granted or vested and any gains earned or accrued due to the sale of any Shares to the extent required by the Company’s Executive Compensation Clawback Policy, as adopted on February 27, 2018 and as the same may be amended from time to time, or Applicable Law or regulations in effect on or after the Effective Date, including Section 304 of the U.S. Sarbanes-Oxley Act of 2002 and Section 10D of the Exchange Act. For the avoidance of doubt, the Committee shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder. The implementation of policies and procedures pursuant to this Section 7(e) and any modification of the same shall not be subject to any restrictions on amendment or modification of Awards. Awards granted under the Plan (and gains earned or accrued in connection with Awards) shall also be subject to such generally applicable policies as to forfeiture and recoupment (including, without limitation, upon the occurrence of material financial or accounting errors, financial or other misconduct or Competitive Activity) as may be adopted by the Administrator or the Board from time to time and communicated to Participants. Any such policies may (in the discretion of the Administrator or the Board) be applied to outstanding Awards at the time of adoption of such policies, or on a prospective basis only.
(f)Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.
(g)Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By entering into this Agreement and accepting the Options evidenced hereby, the Participant acknowledges: (a) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) that the Award does not create any contractual or other right to receive future grants of Awards; (c) that participation in the Plan is voluntary; (d) that the value of the Options is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; and (e) that the future value of the Shares is unknown and cannot be predicted with certainty.
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(h)Data Privacy. By entering into this Agreement and accepting the Options evidenced hereby, the Participant: (a) authorizes the Company, any agent of the Company administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its affiliates any information and data the Company requests in order to facilitate the grant of the Award and the administration of the Plan; (b) waives any data privacy rights the Participant may have with respect to such information; and (c) authorizes the Company and its agents to store and transmit such information in electronic form.
(i)Consent to Electronic Delivery. By entering into this Agreement and accepting the Options evidenced hereby, Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, this Agreement and the Options via Company website, email or other electronic delivery.
(j)Headings and Captions. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
(k)Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.
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